Response to Item 77D

Eaton Vance Tax-Managed Global Diversified
Equity Income Fund (EXG)
Material changes to the investment policies of the Fund are described in the "Notes to Financial
Statements" in the annual report to shareholders dated October 31, 2012 and are incorporated herein by reference.